                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          ORTEC INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            ORTEC INTERNATIONAL, INC.
-                                  3960 BROADWAY
                               NEW YORK, NY 10032


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MONDAY, SEPTEMBER 8, 1997


         The 1997 Annual Meeting of Stockholders of Ortec International, Inc. (the "Company") will be held at the Audubon Biomedical Science and Technology Park, 3960 Broadway, New York, New York, on Monday, September 8, 1997, at 4:00 p.m. local time, to consider and act upon the following matters:

         1.       To elect five directors to serve for the ensuing year.

         2. To ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record as of the close of business on July 28, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.


                                             By Order of the Board of Directors



                                             Ron Lipstein
                                             Secretary

New York, New York
August 4, 1997


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                            ORTEC INTERNATIONAL, INC.
                                  3960 BROADWAY
                               NEW YORK, NY 10032


           PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON MONDAY, SEPTEMBER 8, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ortec International, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Monday, September 8, 1997, and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

         The Company's Annual Report for the fiscal year ended December 31, 1996 was mailed to all stockholders of the Company on or about June 25, 1997, except approximately 80 stockholders of the Company, to whom such Annual Report is being mailed together with this Proxy Statement.

VOTING SECURITIES AND VOTES REQUIRED

         At the close of business on July 28, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 4,644,510 shares of Common Stock of the Company. Stockholders are entitled to one vote per share.

         The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the current fiscal year. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 28, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than five per cent (5%) of the outstanding shares of Common Stock of the Company.


                                            Amount and
                                            Nature of                                   Percentage of
Name and Address                            Beneficial                                  Outstanding
of Beneficial Owner                         Ownership**                                 Shares Owned**
-------------------                         -----------                                 --------------

Steven Katz*                                  298,507(1)                                 6.2%

Mark Eisenberg*                               598,000                                   12.9

Ron Lipstein*                                 323,606(2)                                 6.9

Alain Klapholz*                               308,607(3)                                 6.6

Joseph Stechler                               684,166(4)                                13.9
  15 Engle Street
  Englewood, NJ 07631

Home Insurance Company                        288,818(5)                                 6.1
  59 Maiden Lane
  New York, NY 10038

Strong Capital
  Management, Inc.                            305,000(6)                                 6.6
  100 Heritage Reserve
  P.O. Box 2936
  Milwaukee, WI 53201

Dawson-Samberg Capital
  Management, Inc.                            342,679(7)                                 7.4
  354 Pequot Avenue

  Southport, CT 06490

The Travelers Indemnity
  Company                                     307,692(8)                                 6.6
  One Tower Square
  Hartford, CT 06183

Judah Wernick                                 252,500(9)                                 5.2
  Patterson Travis, Inc.
  One Battery Park Plaza
  New York, NY 10004

All officers and
 directors as a
 group (five persons)                       2,212,886(1)(2)(3)(4)                       56.6

------------

* The address of these persons is at the Company's offices, 3960 Broadway, New York, NY 10032.

** The number of Shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. Included among the shares owned by such person or entity are any shares which such person or entity has the right to acquire within 60 days after July 28, 1997. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed.
         The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(1) Does not include 59,000 shares owned by Dr. Katz's children, their spouses and his grandchildren. Dr. Katz disclaims any beneficial interest in such 59,000 shares. Includes 50,000 shares issuable to Dr. Katz upon his exercise of outstanding options.

(2) Includes 30,000 shares owned by Mr. Lipstein's minor children. Mr. Lipstein disclaims any beneficial interest in such 30,000 shares. Also includes 25,000 shares issuable to Mr. Lipstein upon his exercise of outstanding options.

(3) Includes 36,000 shares owned by Mr. Klapholz' minor children. Mr. Klapholz disclaims any beneficial interest in such 36,000 shares. Also includes 10,000 shares issuable to Mr. Klapholz upon his exercise of outstanding options.

(4)      Includes shares owned by Stechler & Company.  Also includes
         269,536 shares to be issued by the Company to Mr. Stechler or Stechler & Company upon their exercise of outstanding warrants, 79,206 of which are exercisable at $1.00 per share and expire January 19, 2000, 86,930 of which are exercisable at $9.425 per share and expire on December 31, 1997, 36,450 of which underly the Company's publicly held Class A Warrants, exercisable at $10.00 per share and expire November 3, 1997 (the "Class A Warrants"), 36,450 of which underly the Company's publicly held Class B Warrants (the "Class B Warrants"), exercisable at $15.00 per share and expire January 19, 1999, and 30,500 of which are exercisable at $7.87 per share and expire on October 17, 2001.

(5) Includes 127,707 shares to be issued by the Company to Home Insurance Company upon Home Insurance Company's exercise of an outstanding warrant, exercisable at $1.00 per share and expiring January 19, 2000.

(6) Shares held by four investment funds. The Company believes that Strong Capital Management, Inc. has sole or shared investment and/or voting power for these shares.

(7) Shares held by two investment funds. The Company believes that Dawson-Samberg Capital Management, Inc. has sole or shared investment and/or voting power for these shares. Includes 31,153 shares issuable upon exercise of outstanding warrants which are not included among the shares registered for sale.

(8) Does not include 53 shares of Common Stock held in the trading account of a stock brokerage house which is an affiliate of Travelers Insurance Company.

(9) Shares beneficially owned include shares issuable upon exercise of the following options and warrants at the following prices: 120,000 shares at $8.25 per share, expiring December 15, 2005, 120,000 shares at $24.75 per share, expiring January 19, 1999 and 12,500 shares at $6.00 per share, expiring June 20, 1999. Does not include approximately 5,000 shares of Common Stock held in the trading account of Patterson Travis, Inc., with whom Mr. Wernick is affiliated. Mr. Wernick disclaims any beneficial interest in such shares.




                              ELECTION OF DIRECTORS

         The persons named in the enclosed proxy will vote to elect as directors the five nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

NOMINEES

         Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during the past five years and the date of the commencement of each director's term as a director.


Name                                Age              Position
----                                ---              --------
Dr. Steven Katz                     52               President, Chief Executive Officer and
                                                     Chairman of the Board of Directors

Dr. Mark Eisenberg                  59               Senior Vice President, Research and
                                                     Development and Director

Ron Lipstein                        41               Secretary, Treasurer, Chief Financial
                                                     Officer and Director


Alain M. Klapholz                   40               Vice President, Operations and Director

Joseph Stechler                     45               Director


         Dr. Steven Katz, a founder of the Company, has been a director of the Company since its inception in 1991 and was elected chairman of its Board of Directors in September, 1994. He has been employed part time by the Company and a predecessor since 1991. Dr. Katz has also been a professor of Economics and Finance at Bernard Baruch College in New York City since 1972. Dr. Katz devotes approximately 75% of his time to the Company. He has a Ph.D. in Finance and Statistics as well as an MBA and MS in Operations Research, both from New York
University.

         Dr. Mark Eisenberg, a founder of the Company, has been a director and senior vice president of the Company since 1991. Dr. Eisenberg has also been a consultant to the Company since June 1991. See "Eisenberg Consulting Agreement". He has been a physician in private practice in Sydney, Australia, since 1967. He is a member and co-founder of the Dystrophic Epidermolysis Bullosa clinic at the Prince of Wales Hospital for children in Sydney, Australia. He has done extensive research on the disease Epidermolysis Bullosa ("EB") and has published widely on this subject in medical journals.

         Ron Lipstein, a founder of the Company, has been the secretary and treasurer and a director of the Company since 1991. He has been employed part time by the Company and a predecessor since 1991. Mr. Lipstein has been president and chief executive officer of Dollspart Supply Co., Inc., a mail order supply company, since 1987. He devotes approximately 75% of his time to the Company. Mr. Lipstein, who is a certified public accountant, was employed as an accountant by Touche Ross & Company, a national public accounting firm, from 1979 to 1987.

         Alain M. Klapholz, a founder of the Company, has been a vice president and a director of the Company since 1991. He has been employed full time by the Company since September, 1991. From 1989 to 1990, Mr. Klapholz was the president of Klapholz & Associates, a consulting firm that serviced and assisted medical device and biotechnology firms in developing business plans and raising capital. In 1990, and until August 1991, he was chief financial officer of Applied DNA Systems, a publicly held biotechnology company. Mr. Klapholz has an M.B.A. from New York University. Until December 14, 1998, Patterson Travis, Inc. ("Patterson Travis"), the underwriter of the initial public offering of the Company's securities, has the right to designate a director who will replace Mr. Klapholz. Patterson Travis has not yet made such designation.

         Joseph Stechler has been a director of the Company since 1992. He has been president and CEO of Stechler & Company, an investment management firm, since 1986, and from 1990 to January 1997, he was the general partner of Old Ironsides Capital, L.P., an investment fund. Prior to 1986, he was a securities analyst with several investment firms. Mr. Stechler has a J.D. degree from Columbia University and an LLM degree in corporate law from New York University.

         If the number of directors is increased to more than five, any person selected to fill any such additionally created position in the period ending December 14, 1997 is subject to the prior written approval of Patterson Travis to serve in such position, which approval may not be unreasonably withheld. The Company's management has no present intention to increase the number of directors to more than five.

SIGNIFICANT EMPLOYEES

         Dr. Melvin Silberklang supervises the Company's laboratory facility at the Audubon Biomedical Service and Technology Park.
From 1993 to 1995, Dr. Silberklang was employed by Enzon, Inc. of
Piscataway, New Jersey, as Senior Director of Process Research and Development, supervising a multi-disciplinary staff of 18.
From 1981 to 1993, Dr. Silberklang was employed by Merck Research
Laboratories of Rahway, New Jersey, where, from 1988 to 1993 he was Associate Director of Cellular and Molecular Biology. In that capacity, Dr. Silberklang directed research and development for five major protein products and managed transfers of research results to large scale production. From 1985 to 1988, Dr. Silberklang was a research fellow in Merck's Department of Cellular and Molecular Biology where he developed and executed a capital expenditure plan to fully equip both molecular biology and production facility laboratories.

         Dr. Suzanne Schwartz has been employed full-time by the Company since July 1, 1996, as its medical director. She is responsible for the Company's relationships with hospitals at which operations using the Company's Composite Cultured Skin as part of the human clinical tests have been and are to be performed, with respect to such operations and other matters and securing additional hospitals to perform such operations. She also participates in directing the Company's research and development for possible use of its technology for other medical applications. Dr. Schwartz received her M.D. degree from Albert Einstein College of Medicine in New York City in 1988 and trained as a resident in general surgery at Montefiore Hospital and Medical Center in New York City from July 1988 to June 1991. From July 1991 to June 1996, she held various positions for advanced study at the Cornell University Medical College, including a fellowship in its Burn Center, advanced study in the Wound Healing Laboratory in the Department of Surgery, and in the Graduate Program in Cell Biology and Genetics.

CONSULTANTS

         The Company retains Dr. Richard L. Kronenthal, the Chairman of its Scientific Advisory Board, as a consultant at a minimum annual fee of $36,000. As part of his consulting services, Dr. Kronenthal has taken the major responsibility in directing the Company's research and development efforts. Prior to 1989, Dr. Kronenthal was employed by Ethicon, Inc. ("Ethicon"), a division of Johnson and Johnson, for more than 30 years, the last four years as Ethicon's director of research and development. Prior to his retirement in 1989, Dr. Kronenthal was responsible for Ethicon's development of a variety of successful surgical products. During his more than thirty years with Ethicon, Dr. Kronenthal held increasingly responsible positions involving the worldwide commercialization of products derived from collagen, as well as synthetic absorbable and other materials. Since 1989, Dr. Kronenthal has been president of Kronenthal Associates, Inc., which provides technical and business consulting services for investors and companies in the health care field.

         The Company also retains Dr. Lisa Staiano-Coico, Associate Dean of Cornell University Medical School, as a consultant, to assist and advise in the further development and production of the Company's Composite Cultured Skin. In addition to the compensation of $4,166 per month paid by the Company to Dr.

Staiano-Coico, the Company has granted to Dr. Staiano-Coico warrants to purchase up to 6,700 shares of the Company's Common Stock, at an exercise price of $12 per share. The warrants granted Dr. Staiano-Coico expire May 31, 1998.

EISENBERG CONSULTING AGREEMENT

         Pursuant to a consulting agreement (the "Consulting Agreement") dated June 7, 1991, as amended on September 1, 1992, between the Company and Dr. Eisenberg, the Company has retained the services of Dr. Eisenberg as a consultant until August 31, 2005.

         Under the Consulting Agreement, Dr. Eisenberg devotes 20 hours per week to the Company. The Company pays Dr. Eisenberg an annual fee at the rate of $73,000 and $58 per hour for each hour in excess of twenty hours per week spent by Dr. Eisenberg on the Company's affairs. Dr. Eisenberg's fee is subject to annual increases based on certain formulas.

         In addition, Dr. Eisenberg will receive a bonus in the event that the Company files for the registration of any patent based on a significant advance that has been developed under his supervision or direction and which the Company's Board of Directors determines to have significant commercial application. The amount of any such bonus shall be determined by the Board of Directors of the Company, but shall not be less than $30,000 per patent registration, provided that bonuses may not aggregate more than $60,000 during any twelve-month period.

         Dr. Eisenberg has agreed not to compete with the Company until one year after termination of the Consulting Agreement.

SCIENTIFIC ADVISORY BOARD

         The Company has secured medical doctors expert in dermatology and surgery and an expert in the field of development of biomedical and other health care products, to serve on the Company's Scientific Advisory Board to advise the Company in the further development of its technology and to provide guidance for the Company's research strategy. The following persons are serving on the Company's Scientific Advisory Board:

         Dr. Richard L. Kronenthal -  Chairman of the Company's
         Scientific Advisory Board.  See "Consultants".

         Dr. Eugene Bauer - Chairman of Dermatology at, and Dean of the Stanford University School of Medicine.

         Dr. Joseph McGuire - Professor of Dermatology and
         Pediatrics at Stanford University School of Medicine.

         Dr. Andrew Salzberg - of the Westchester Medical Center and Co-Director of its burn unit. Dr. Salzberg is a plastic surgeon with extensive experience in skin grafts.

         The Company compensates the members of its Scientific Advisory Board other than Dr. Kronenthal for their time and expenses only, with minimum payments of $5,000 per year to each member. The Company has granted to the following members of its Scientific Advisory Board warrants to purchase shares of the Company's Common Stock at exercise prices ranging from $9.425 to $10 per share: (i) to Dr. Salzberg, warrants expiring in August 1999 to purchase 2,660 shares, (ii) to Dr. Bauer, warrants expiring in September 1999 to purchase 2,000 shares, (iii) to Dr. McGuire, warrants expiring in April 2000 to purchase 2,000 shares and (iv) to Dr. Kronenthal, warrants expiring in March 2000 to purchase 2,000 shares. The Company also has agreed to grant to an academic, charitable, or research institution designated by a former Scientific Advisory Board member warrants which expire in April 1998 to purchase 2,000 shares of Common Stock at $9.425 per share. In addition, on April 1, 1996, the Company granted non-incentive stock options to Dr. Salzberg to purchase 10,000 shares, and to Dr. Kronenthal to purchase 7,500 shares, at an exercise price of $6.00 per share. Such options expire on April 1, 2001 and were granted for consulting services rendered by Drs. Salzberg and Kronenthal to the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Placement Agents

         In November 1996, the Company completed a private placement of its securities (the "1996 Private Placement"). The offer and sale of the shares in the 1996 Private Placement was made by the Company, acting through its officers and directors, and certain placement agents, one of which was Joseph Stechler. Mr. Stechler is a director of the Company. The Company paid each placement agent, including Mr. Stechler, cash commissions of 7% of the purchase price for each share sold in the 1996 Private Placement by such person and, in addition to such cash commissions, granted five-year warrants to such placement agent to purchase such number of shares of Common Stock equal to 10% of the number of shares of Common Stock sold by such Placement Agent, exercisable at prices equal to 120% of the prices paid for such shares (the "1996 Private Placement Warrants"). As compensation for his services as a placement agent in connection with the 1996 Private Placement, Mr. Stechler received approximately $140,000 as cash compensation and 30,500 1996 Private Placement Warrants. None of the Company's other directors received any compensation in connection with the 1996 Private Placement.

License and Consulting Agreements

        Pursuant to a license agreement (the "License Agreement") dated June 7, 1991, by and between the Company and Dr. Eisenberg, as modified in August, 1995, Dr. Eisenberg has granted the Company an exclusive worldwide license to use the technology used to produce the Company's Composite Cultured Skin, subject to certain limitations. The agreement has a term of ten years, which may be automatically renewed by the Company for two additional ten year periods.

        Dr. Eisenberg has retained the exclusive right to use the technology in Australia solely for nonprofit applications that are not competitive with the Company's business. The Company has agreed to make its Composite Cultured Skin available for treatment of EB patients in Australia on a cost basis.

        Upon the expiration or earlier termination of the License Agreement, Dr. Eisenberg will be entitled to the exclusive rights to the technology licensed under the License Agreement. However, the Company will retain the exclusive rights to all improvements to the technology developed during the license period. If the License Agreement is terminated due to a breach by the Company, Dr. Eisenberg will also be entitled to the rights to such improvements.


Loan Repayments

         In January 1996, from the net proceeds received by the Company from the initial public offering of its securities, $319,500 was used to repay non-interest bearing loans made to the Company from June through November 1, 1995 by Dr. Steven Katz ($196,500), by Dollspart Supply Co., Inc., which is wholly owned by Mr. Ron Lipstein ($50,000), and ($73,000) by Mr. Judah Wernick, who is affiliated with the underwriter of such initial public offering. Mr. Wernick was paid interest at the rate of 12% per annum on his loan. The loans from Dr. Katz and Dollspart Supply were non interest bearing.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

         To the best of the Company's knowledge, Joseph Stechler, a director of the Company, untimely filed two reports on Form 4 during the fiscal year ended December 31, 1996, reporting ten late transactions. To the best of the Company's knowledge, all other Forms 3, 4 and 5 required to be filed in the fiscal year ended December 31, 1996 were timely filed.


BOARD AND COMMITTEE MEETINGS

         There were three meetings of the Board of Directors held during 1996. The Company does not have standing audit, nominating or compensation committees for its Board of Directors or committees performing similar functions. All such functions are performed by the Company's Board of Directors.


COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the Company's executive compensation paid during the three fiscal years ended December 31, 1996, 1995 and 1994 for the Chief Executive Officer and the Company's most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose cash compensation exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                                       ----------------------
                                       ANNUAL COMPENSATION                       AWARDS                    PAYOUTS
                                       -------------------                       ------                    -------

(a)                     (b)         (c)               (d)           (e)           (f)        (g)       (h)           (i)
                                                                   OTHER       RESTRICTED                            ALL
                                                                  ANNUAL         STOCK                 PLAN         OTHER
NAME AND                           SALARY            BONUS      COMPENSATION     AWARDS    OPTIONS    PAYOUTS   COMPENSATION
PRINCIPAL POSITION     YEAR         ($)               ($)           ($)           ($)        (#)        ($)           ($)
------------------     ----         ---               ---           ---           ---        ---        ---           ---

Dr. Steven Katz        1996      $162,451(1)        $8,100*                      50,000
President, Chief       1995        74,000(2)         6,000*                          --
Executive Officer      1994        75,980            6,000*                          --
and Chairman

Ron Lipstein           1996      $135,861(1)        $8,100*                      25,000
Secretary,             1995        53,848(2)         6,000*                          --
Treasurer and CFO      1994        71,684(3)         6,000*                          --

Alain Klapholz         1996      $112,249(1)         $3,500*                     10,000
Vice President         1995        86,871(2)          6,000*                         --
and Director           1994        87,218(3)          8,500*                         --

-----------------

*        In lieu of health insurance.

(1) Includes $37,986, $26,923 and $16,265, paid to Dr. Katz and Messrs. Lipstein and Klapholz, respectively, in 1996 for compensation payable to such persons in 1995, but deferred for lack of funds at the Company's disposal at such time.

(2) Includes amounts for compensation payable to such persons in 1995, but deferred to 1996 for lack of funds at the Company's disposal at such time. See Note (1), above. Also includes $16,154 and $3,113, paid to Messrs. Lipstein and Klapholz, respectively, in 1995 for compensation payable to such persons in 1994, but deferred for lack of funds at the Company's disposal at such time.

(3) Includes amounts for compensation payable to such persons in 1994, but deferred to 1995 for lack of funds at the Company's disposal at such time. See Note (2), above.


BOARD COMPENSATION

         Although Mr. Klapholz is employed on a full-time basis by the Company, and Dr. Katz, Dr. Eisenberg and Mr. Lipstein on a part-time basis (Dr. Katz and Mr. Lipstein devoting not less then 75% of their time to the Company), in 1996 no compensation was paid by the Company to any director for services rendered by him as a director or for committee participation or for special assignments as a director.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 by the Company to the Named Officers:



                                                Individual Grants
                                                -----------------

                                                     Percent of
                                                     Total Options
                                                     Granted to        Exercise         Expira-
                           Options                   Employees in      or Base          tion
     Name                  Granted                   Fiscal Year       Price            Date
     ----                  -------                   -----------       -----            ----

Dr. Steven Katz            30,000                      30.4%             $8.50          11/21/2001
                           20,000                      20.3%             $7.00          4/1/2001
Ron Lipstein               10,000                      10.1%             $8.50          11/21/2001
                           15,000                      15.2%             $7.00          4/1/2001
Alain Klapholz             10,000                      10.1%             $8.50          11/21/2001




                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of Grant Thornton LLP ("Grant Thornton"), as the principal independent auditors of the Company for the fiscal year ending December 31, 1997, subject to ratification by the stockholders. Grant Thornton has served as the Company's independent auditors since 1994. If the appointment of the firm of Grant Thornton is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they so desire, and will be available to answer appropriate questions from Stockholders.



BOARD RECOMMENDATION

         The Board of Directors believes that the foregoing two proposals are in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

                                  OTHER MATTERS

         Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

         Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in New York, New York not later than March 1, 1998 for inclusion in the proxy statement for that meeting.

                                    By Order of the Board of Directors,


                                    ---------------------------
                                    RON LIPSTEIN, Secretary

August 4, 1997


         THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

      Proxy for Annual Meeting of Stockholders to be held September 8, 1997

                            ORTEC INTERNATIONAL, INC.

Know all men by these presents, that the undersigned hereby constitutes and appoints Dr. Steven Katz and Ron Lipstein and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Ortec International, Inc., standing in the name of the undersigned at the close of business on July 28, 1997, at the Annual Meeting of Stockholders of the Company to be held on September 8, 1997 at the Audubon Biomedical Science and Technology Park, 3960 Broadway, New York, New York, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

        This proxy is solicited by the Board of Directors of the Company.

                (Continued and to be signed on the reverse side.)

/X/  Please mark your
     votes as this example


1.   Election of Directors

     For   Against
     / /     / /

Nominees are:
Dr. Steven Katz, Ron Lipstein,
Alain Klapholz, Dr. Mark
Eisenberg and Joseph Stechler

2. Approval of appointment of Grant Thornton LLP as the Company's auditors.

    For    Against  Abstain
    / /      / /      / /

4. In their discretion upon such other measures as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

    For    Against  Abstain
    / /      / /      / /


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


__________________________________________

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above. Number of shares owned by undersigned ___________.


Signature(s): ___________________________________ Date: _________________
Signature(s): ___________________________________ Date: _________________

IMPORTANT: Please sign exactly as your name or names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.